Exhibit 10.39

2021 AGREEMENT

UNDER THE

GBT JERSEYCO LIMITED

2021 EXECUTIVE LONG-TERM CASH INCENTIVE AWARD PLAN

THIS AGREEMENT, made as of this _______________, 2021, is between GBT US LLC (the "Company") and ______________________________________________________ (the "Participant").

WHEREAS, the Company is a Participating Employer in the GBT JerseyCo Limited 2021 Executive Long Term Cash Incentive Award Plan (as amended and/or restated from time to time, the "Plan").

WHEREAS, the Company has determined that it is in the best interests of the Company to make the award (the "Award") described in this Agreement (including Schedule A attached hereto, this "Agreement"), which Award will vest at the time or times set forth in Section 3, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Award. The grant date of the Award hereby granted is September 1, 2021. The amount that may be paid to the Participant in respect of the Award, and the determination of the amount so payable, is set forth in Schedule A attached hereto.

2.Performance Period and Measures. The Performance Period and the Performance Measures shall be determined by the Committee in its sole discretion before September 1, 2024 and separately communicated to The Participant

3.Vesting. One-sixth of the Award will become vested on each of the first three anniversaries of September 1, 2021 (each, a "Vesting Date") and the remaining one-half of the Award (the "Performance-Based Portion") is eligible to become vested on the final Vesting Date based on the achievement of the Performance Measures as determined by the Committee, in each case, subject to the Participant's continued Employment through the applicable Vesting Date. In the event that the Participant incurs a termination of Employment for any reason prior to a Vesting Date, regardless of whether such termination is initiated by the Participant, by the Company, by GBT (as defined below) or by any subsidiary of GBT, the portion of the Award that is unvested as of the date of such termination shall immediately terminate with no compensation or other payment due to the Participant or any other Person and the then unvested portion of the Award shall thereafter cease to be outstanding and shall no longer be eligible to be earned.

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4.Settlement. The portion of the Award that has become vested in accordance with Section 3 above shall be paid to the Participant no later than the date that is two and one half months after the Vesting Date on which such portion became vested. Except as provided in Section 5, all payments with respect to the Award will be made in cash and shall be reduced by all applicable deductions and tax withholdings.

5.Conversion. Notwithstanding the foregoing or anything contained in this Agreement, the Plan, Schedule A or any other document to the contrary, prior to the settlement of the Performance-Based Portion, the Company may, in its sole discretion and without Participant's consent, convert the Performance-Based Portion into a number of restricted stock units or performance stock units (collectively, "RSUs") that vest and are forfeited on the same terms and conditions as the Performance-Based Portion and that are settled at the same time as the Performance-Based Portion (except that settlement would be one share of common stock or similar equity security of the Company or of a parent entity of the Company for each RSU that becomes vested), with the number of RSUs into which the Performance-Based Portion is converted to equal 50% of the Award Amount specified on Schedule A attached hereto, divided by the closing price on the date of conversion of one share of the common stock or other security to which such RSU relates. If the achievement of the Performance Measures results in a positive or negative adjustment to the portion of the Award Amount that corresponded to the Performance-Based Portion, then the number of shares or other securities issued in satisfaction of the RSUs shall be adjusted accordingly (for example, if there is a positive adjustment of 20% based on performance, then the number of shares or other securities issued in settlement of the vested RSUs shall be increased by 20%, and if there is a negative adjustment of 10% based on performance, then the number of shares or other securities issued in settlement of the vested RSUs shall be decreased by 10%). The Participant agrees that if the Participant received an award under the GBT JerseyCo Limited 2020 Executive Long Term Cash Incentive Award Plan (the "2020 Plan"), then the Participant hereby consents to the Company, if it so determines in its sole discretion, making a corresponding conversion to 50% of the Participant's award under the 2020 Plan. The Participant will be notified within a reasonable period of time after any such conversion described in this Section 5 and agrees to sign a restricted stock unit or performance stock unit award agreement evidencing the RSUs received by the Participant in any such conversion (which shall address how required withholding taxes will be satisfied with respect to RSUs). For the avoidance of doubt, no amounts shall be paid with respect to any portion of the Performance-Based Portion or any portion of an award granted under the 2020 Plan, in each case, that is so converted, except for the shares issued in settlement of the RSUs resulting from such conversion. No conversion described in this Section 5 may occur until there is an effective Form S-8 filed with the Securities and Exchange Commission covering the securities underlying the RSUs.

6.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern (except that Section 5 of this Agreement shall supersede any conflicting provision of the Plan and the 2020 Plan). Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to them in the Plan.

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7.Restrictive Covenants. In consideration of the grant of the Award pursuant to this Agreement, the Participant makes the following covenants described in this Section 7. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant violates any of the provisions of this Section 7, the Participant shall, in addition to any other equitable and legal remedies to which the Company or any of its subsidiaries or Affiliates may be entitled, forfeit the Award (including all RSUs) in full with no compensation or payment due to the Participant or any other Person (regardless of the extent to which the Award or RSUs is vested at the time of such violation).

(a)Noncompetition; Nonsolicitation; Confidential Information. The Participant shall not Compete (as such term is defined below).

(b)For purposes of this Agreement, the term "Compete" shall mean:

(i)During the Restricted Period, being an employee, director, or independent contractor of, or a consultant to, or performing any services for or on behalf of, or being an owner or investor in (other than the ownership of not more than 1% of the publicly traded voting securities of any company listed on a national securities exchange), any Person engaging in any Competing Business anywhere in the United States or in any country in which GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey ("GBT"), or any of its subsidiaries conducts business or, at the time of the termination of Participant's Employment, had plans to conduct business; or

(ii)during the Restricted Period, directly or indirectly, whether on behalf of the Participant or another Person, (x) soliciting (including any communication of any kind, regardless of by whom it is initiated) or doing business with, or attempting to solicit or do business with, any actual or prospective customer or supplier of GBT or any of its subsidiaries with whom the Participant had direct contact during his/her or her employment in connection with any Competing Business or to terminate or alter in a manner adverse to GBT or any of its subsidiaries such customer's or supplier's (or potential customer's or supplier's) relationship with GBT or any of its subsidiaries, or (y) soliciting or inducing, or attempting to solicit or induce, any Employee or individual who was an Employee within the six-month period immediately prior to such solicitation to terminate or otherwise alter his/her or her Employment with GBT or any of its subsidiaries or to provide services to another Person (whether as an employee, director, consultant or otherwise), or hiring or attempting to hire any such Employee or former Employee, provided that Participant's employer's or business organization's conducting general advertising for employees not directed at any specific Person shall not in and of itself be a violation of this clause (ii); or

(iii)at any time during or following Employment, disclosing or using any Confidential Information, except as required by legal process or, during Employment, in good faith in furtherance of the Participant's job responsibilities to GBT or any of its subsidiaries (provided that if the Participant receives legal process with regard to disclosure of such Confidential Information, the Participant shall promptly notify GBT and cooperate with GBT in seeking a protective order with respect to such Confidential Information or to otherwise limit its disclosure). Notwithstanding anything in this Agreement to the contrary, (X) nothing in this Section 7 shall be deemed to prohibit or restrict the Participant from reporting possible violations

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of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and (Y) in accordance with the Defend Trade Secrets Act of 2016, (I) the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (II) if the Participant files a lawsuit for retaliation by GBT or any of its subsidiaries for reporting a suspected violation of law, the Participant may disclose a trade secret to the Participant's attorney and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

(c)"Competing Business." For purposes of this Agreement "Competing Business" shall mean any business in which GBT or any of its subsidiaries or Affiliates is engaged, or is considering engaging in, during the Restricted Period and of which the Participant was aware or reasonably should have been aware prior to the Participant's termination of Employment.

(d)"Confidential Information." For purposes of this Agreement "Confidential Information" shall mean all information regarding GBT, Juweel, any of the Juweel Investors, any Affiliates of GBT, or any of the employees, officers or directors of any of the foregoing Persons, including, without limitation, any activity, business, product, customer, client or supplier of any of the foregoing Persons, in any case, that is not generally known by the public or to Persons not employed by GBT, Juweel, any of the Juweel Investors or any of their respective Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant or any other Person who has breached a confidentiality restriction.

(e)"Restricted Period." For purposes of this Agreement, "Restricted Period" shall mean the period of the Participant's Employment and the twelve-month period immediately following the Participant's termination of Employment for any reason, regardless of whether such termination is initiated by the Participant, by GBT or by any of GBT's subsidiaries.

(f)Non-Disparagement. The Participant shall not, during the Participant's Employment or at any time thereafter, directly or indirectly, whether orally or in writing, disparage (i) GBT, (ii) any Majority Stockholder, (iii) Juweel, (iv) any Juweel Investor, (v) any subsidiary or Affiliate of GBT or of a Majority Stockholder, (vi) any employee, officer, shareholder, member, partner, owner or director of any of the entities described in clauses (i) through (v), or (vi) any business or property or asset of GBT or any of its subsidiaries. Notwithstanding the foregoing, nothing herein shall preclude the Participant from making truthful statements or disclosures that are required by applicable laws or legal process, or in connection with reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making

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other disclosures that are protected under the whistleblower provisions of federal law or regulation.

(g)Enforceability of Covenants. The Participant acknowledges the reasonableness of the term, geographical territory, and scope of the covenants set forth in this Section 7, and the Participant agrees that the Participant will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein and the Participant hereby waives any such defense. The Participant further acknowledges that complying with the provisions contained in this Agreement will not preclude the Participant from engaging in a lawful profession, trade or business, or from becoming gainfully employed. The Participant agrees that the Participant's covenants under this Section 7 are separate and distinct obligations under this Agreement, and the failure or alleged failure of the Company or the Board to perform any obligation under any provision of this Agreement shall not constitute a defense to the enforceability of the Participant's covenants and obligations under this Section 7. The Participant agrees that any breach of any covenant under this Section 7 will result in irreparable damage and injury to GBT, its subsidiaries and/or the other Persons referenced in Section 7(f) and that, in addition to monetary damages or any other relief to which they may be entitled, they will be entitled to equitable and other injunctive relief to prevent any such breach or threatened breach in any court of competent jurisdiction without the necessity of posting any bond (in addition to any other legal remedies they may have). GBT, each subsidiary of GBT and each other Person referenced in Section 7(f) is an intended third party beneficiary of this Section 7 and may enforce its terms as if they were a party hereto.

(h)Nonexclusive Remedy. In addition to any remedies that may be available in any agreement to which the Participant is a party, the remedies available for breach of any of the foregoing restrictive covenants shall include: (a) any rights or remedies available in law or in equity, (b) the forfeiture of the Award and all RSUs for no compensation or other payment due to the Participant or any other Person; (c) in respect of any portion of the Award and RSUs paid or settled prior to any such breach or subsequent thereto, repayment by the Participant to the Company of the amount of the Award and RSUs so paid and settled to the Participant; and (d) payment by the Participant to GBT, its subsidiaries and/or the other Persons referenced in Section 7(f) of an amount reimbursing them for all attorneys' fees and other costs they incur enforcing their rights under this Agreement.

(i)Court Modification. If any term of this Section 7 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Section 7, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable to such extent.

8.Construction of Agreement/Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and of the Participant shall be enforceable to the fullest extent permitted by law; provided, however, that if any restrictive covenant

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contained herein is determined to be too broad in duration, scope or in any other respect, it shall be reformed to be enforceable to the maximum extent permitted by applicable law. For purposes of this Agreement, any reference to a subsidiary or subsidiaries of a Person shall be deemed to refer to the direct and indirect subsidiaries of such Person.

9.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any modification, waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provision or condition of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10.Integration. This Agreement and the Plan contain the entire understanding of the parties hereto and their respective Affiliates with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Plan. This Agreement and the Plan supersede all prior and contemporaneous agreements and understandings between the parties hereto and their respective Affiliates with respect to the subject matter hereof. Notwithstanding the foregoing or anything contained herein to the contrary, the restrictive covenants set forth in Section 7 of this Agreement are independent of any other restrictive covenants to which the Participant is subject in favor of GBT, the Company or any of their respective Affiliates, and this Agreement shall not supersede (or be superseded by) any such other restrictive covenants to which the Participant is subject in favor of GBT, the Company or any of their respective Affiliates.

11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.Governing Law; Venue; WAIVER OF JURY TRIAL. Except as otherwise provided in Section 7(j), this Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction. The parties agree that any dispute relating to this Agreement, the Award or the Plan shall be resolved in accordance with Sections 5.7 and 5.8 of the Plan (including, without limitation, the venue specified therein and the WAIVER OF JURY TRIAL provision thereof).

13.Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant's Employment or interfere in any way with the right of the Company or any of its subsidiaries or Affiliates, subject to the terms of any separate Employment Agreement with the Participant to the contrary, at any time to terminate such Employment or to decrease the compensation of the Participant.

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14.Acknowledgments. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Award shall be final, binding and conclusive.

15.Special Compensation. The grant of the Award under the Plan is a special one-time, discretionary grant to the Participant and there is no expectation that any future Award will be granted to the Participant, nor does the Participant have any entitlement to any such Award. The Award is not part of the Participant's regular wages, salary or compensation and shall not be pensionable, nor shall the Award be included in any severance, termination or pay in lieu of notice obligation or calculation to the Participant.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Participant has hereunto signed this Agreement on his/her or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GBT US LLC

/s/ Patricia Huska
By: Patricia Huska
Title: Chief People Officer

[Insert Participant's Name]

Date: